Exhibit 10.34

STOCK OPTION AGREEMENT

1.                                       Grant of Option.  MQ Associates, Inc., a Delaware corporation (the “Company”), grants to             (the “Optionee”), effective               (the “Grant Date”), an option (the “Option”) to purchase an aggregate of                   shares of the Company’s common stock, par value $0.001 per share (“Shares” of “Stock”), at a price of         per share (the “Option Price”).  The Option is granted pursuant to the Company’s 2003 Stock Option Plan (the “Plan”), and is subject to the terms and conditions of this Agreement and of the Plan.  The Shares subject to the Option are referred to collectively as the “Option Shares.”  All Option Shares shall be subject to the MQ Associates, Inc. Employee Stockholders Agreement (the “Stockholders Agreement”), a copy of which is attached, and no portion of the Option shall be exercisable until such time as the Optionee has signed or otherwise joined in the Stockholders Agreement in a manner satisfactory to the Company.  The Option and all Option Shares are also subject to the terms and conditions of the Optionee Non-Competition Agreement of even date between the Optionee and the Company.  This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.  The Optionee shall be a “Covered Optionee” under Section 11 of the Plan.

2.                                       Basic Terms of Option.

(a)                                  Term.  The term of the Option (the “Term”) shall continue from the Grant Date until the date immediately preceding the tenth anniversary of the Grant Date (the “Expiration Date”), provided the Option shall only be exercisable as permitted in Sections 2(b) and 2(c) below.

(b)                                 Schedule of Exercisability.

(i)                                     General.  Except as otherwise specifically provided in this Agreement and subject to the Optionee’s continuous service (whether as a director, an independent contractor, or employee) to the Company or any subsidiary of the Company (collectively, “MedQuest”) until the date on which the Option or applicable portion thereof is scheduled to become exercisable, the Option shall become exercisable with respect to the Option Shares in five equal annual installments on each of the first five anniversaries of the Grant Date as provided in the Schedule set forth below, and shall thereafter remain exercisable until the Expiration Date, subject to Section 2(c) below.

DATE EXERCISABLE	NUMBER OF OPTION SHARES FOR WHICH THE OPTION IS TO BECOME EXERCISABLE

First Anniversary of the Grant Date.	20% of the total number of the Option Shares.

Second Anniversary of the Grant Date.	An additional 20% of the Option Shares.

Third Anniversary of the Grant Date	An additional 20% of the Option Shares.

Fourth Anniversary of the Grant Date.	An additional 20% of the Option Shares.

Fifth Anniversary of the Grant Date.	The remaining 20% percent of the Option Shares.

The Committee, in its discretion, may accelerate the exercisability of the Option or any part thereof at any time and from time to time.  Unless sooner terminated in accordance with the terms of this Agreement, the entire Option shall expire on the Expiration Date and may not be exercised in whole or in any part at any time thereafter.

(ii)                                  Partial Acceleration on IPO Prior to First Anniversary. Notwithstanding the Schedule set forth above, if the Registration Date (as defined in the Plan) occurs prior to the first anniversary of the Grant Date (the “First Anniversary”), then immediately prior to the Registration Date, the Option shall become exercisable with respect to the number of Option Shares with respect to which the Option is scheduled to become exercisable on the First Anniversary, provided that the Optionee continues in service with MedQuest until the Registration Date, and further provided that the Option shall not become exercisable with respect to any additional Option Shares on the First Anniversary, but thereafter the exercisability schedule shall revert to that set forth in Section 2(b)(i) above such that the Option shall become exercisable with respect to all Option Shares on the fifth (5th) anniversary of the Grant Date, subject to the Optionee’s continuous service with MedQuest through the such fifth (5th) anniversary.

(c)                                  Exercise Following Termination of Service.

(i)                                     General.  Except as otherwise provided in this Section 2(c) below, if the Optionee’s service to MedQuest terminates for any reason, the portion of the Option which has not then become exercisable (the “Nonexercisable Portion”) shall automatically expire and the portion of the Option, if any, which has become exercisable and has not yet been exercised (the “Exercisable Portion”) shall continue to be exercisable until the earlier of (x) the date that is thirty (30) days after the date of termination of the Optionee’s service to MedQuest or (y) the Expiration Date, whereupon the Exercisable Portion shall automatically expire to the extent not then exercised.

(ii)                                  Cause or Resignation.  If the Optionee’s service to MedQuest is terminated for Cause (including any termination if it is later determined that Cause existed at the time of termination) or by the Optionee’s voluntary resignation, the entire Option, including the Exercisable Portion shall expire immediately upon such termination.  For this purpose “Cause” shall mean the occurrence of any of the following events:

(1)                                  fraud, embezzlement or gross insubordination on the part of the Optionee;

(2)                                  the Optionee’s conviction of or plea of nolo contendere to any felony;

(3)                                  the Optionee’s material breach of, or willful failure or refusal to perform and discharge, his or her duties, responsibilities or obligations as a director, independent contractor or employee of MedQuest, as applicable (other than by reason of disability or death), that is not corrected within thirty (30) days following written notice from MedQuest to the Optionee specifying the breach, failure or refusal; or

(4)                                  any act of willful misconduct by the Optionee which (A) is intended to result in personal enrichment of the Optionee at the expense of MedQuest or (B) has a material adverse impact on MedQuest, as determined by the Board in its reasonable judgment.

(iii)                               Death or Disability.  If the Optionee’s service to MedQuest is terminated by reason of the Optionee’s death or Disability (defined below), then upon such termination (x) the Option shall become exercisable with respect to the number of Option. Shares with respect to which the Option was scheduled to become exercisable on the next two anniversaries of the Grant Date following the date of termination, (y) the Nonexercisable Portion shall automatically expire and (z) the Exercisable Portion shall continue to be exercisable until the earlier of (A) the second anniversary of the date of such termination or (B) the Expiration Date, whereupon the Exercisable Portion shall automatically expire to the extent not then exercised.  A termination for “Disability” means any termination if at the time of such termination the Optionee is eligible to receive long-term disability benefits under any applicable MedQuest plan or program or MedQuest disability insurance policy, or any other termination that the Committee, in its discretion, determines is a termination for “Disability.”

(iv)                              During a Change in Control Period.  If, during a Change in Control Period (defined below), the Optionee’s service to MedQuest is terminated by MedQuest other than for Cause, then immediately upon such termination, the Option shall become exercisable with respect to all Option Shares and shall continue to be exercisable until the earlier of (x) the date that is sixty days after the date of termination or (y) the Expiration Date, whereupon the Option shall automatically expire to the extent not then exercised.  As used herein, the term “Change in Control Period” means the twelve month period commencing on the occurrence of a Change in Control and the term “Change in Control” means, with respect to the Company, the occurrence of any one or more of the following events:

(1)                                  any “person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Act”)) or “group” (as defined in Section 13(d)(3) of the Act) (not including any person or group that, as of the date of this Agreement, holds any Voting Stock (defined below) or rights to acquire Voting Stock (each, a “Current Shareholder”) or any affiliates of any Current Shareholder) becomes the “beneficial owner” (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors (“Voting Stock”) representing fifty percent (50%) or more of the Company’s then outstanding Voting Stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group);

(2)                                  any consolidation, merger, stock for stock exchange or similar transaction (any such transaction, a “Merger Transaction”) in which holders of Voting Stock immediately prior to the Merger Transaction own, as a group, immediately after the Merger Transaction, fifty percent (50%) or less of the Voting Stock of the Company (or, if the Company does not survive the Merger Transaction, voting securities of the entity surviving such Merger Transaction); or

(3)                                  the sale, transfer, or other disposition of all or substantially all of the assets of the Company through one or more related transactions.

(v)                                 Committee Discretion. Notwithstanding anything to the contrary in Section 2(c) above, the Committee, in its discretion but subject to the terms of the Plan, may accelerate the exercisability of all or any portion of the Option and may extend the period following termination during which the Exercisable Portion may be exercised.

3.                                       Exercise of Option.

(a)                                  Exercise Notice.  The Option may be exercised with respect to all or any part of the Exercisable Portion by written notice from the Optionee to the Company (“Exercise Notice”) specifying the number of whole Option Shares with respect to which the Option is being exercised (the “Exercise Shares”), and the aggregate Option Price for such Exercise Shares.  The Option may not be exercised for any fractional Share unless the Committee determines otherwise.

(b)                                 Closing; Payment.  Upon receipt of the Exercise Notice, the Company shall schedule a closing date (the “Exercise Date”) that is not later than thirty (30) business days following its receipt of the Exercise Notice.  On or before the Exercise Date (x) the Optionee shall deliver to the Company full payment for the Exercise Shares either (A) in cash, by certified or bank check payable to the order of the Company, (B) by tendering Shares (other than Restricted Shares) already owned by the Optionee for at least six (6) months prior to the Exercise Date (“Old Shares”) or (C) by payment in such other form as the Committee, in its discretion, may permit, in an amount equal to the product of the Option Price and the number of Exercise Shares to be purchased (such amount, the “Exercise Price”), (y) the Optionee shall join in and become a party to the Stockholders Agreement by written instrument in form and substance satisfactory to the Committee (and with respect to the Optionee, all references in the Stockholders Agreement to “employment” shall be deemed to refer to service as a director, independent contractor or employee and all references to “termination of employment” and terms of similar import shall mean termination of the Optionee’s service to MedQuest as a director, independent contractor or employee, as applicable), and (z) the Optionee and the Company shall enter into a subscription agreement with respect to the Exercise Shares (the “Subscription Agreement”) in form and substance satisfactory to the Committee.  To the extent that Old Shares are tendered in payment of the Exercise Price, the fair market value, as reasonably determined by the Committee, of the Old Shares tendered will be credited against payment of the Exercise Price. After the Registration Date, the Company will make available a procedure for, and will permit, broker assisted “cashless” exercise of the Option to the extent permitted by applicable law.

(c)                                  Delivery of Shares.  Upon payment of the Exercise Price, the Optionee’s delivery of the Subscription Agreement, and the Optionee’s joining in and becoming a party to the Stockholders Agreement, the Company shall make prompt delivery of a certificate or certificates representing the Exercise Shares, registered in the name of the Optionee and bearing an appropriate legend as provided in Section 8(b) below; provided however, that if the Company or its counsel determines that compliance with any applicable law or regulation requires that the Company take any action prior to the issuance of the Exercise Shares to the Optionee, then the Exercise Date shall be extended for such period as may be necessary to complete such action and no Shares shall be issued unless and until the Company’s counsel has determined that the Company has complied with all applicable securities laws, the listing requirements of any securities exchange on which stock of the same class as the Stock is then listed, and any other law or regulation applicable to such issuance.  The Company may require that the Optionee furnish or execute such other documents as the Company shall reasonably deem necessary to (i) evidence such exercise, (ii) determine whether registration is then required under applicable securities law, and (iii) comply with or satisfy the requirements of applicable securities law or other applicable law.

4.                                       Nontransferability of Option.

(a)                                  Restrictions Generally.  This Option is personal to the Optionee and neither the Option nor any of the rights of the Optionee hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by the laws of descent and distribution, nor shall the Option or any rights with respect thereto be subject to execution, attachment or similar process.  Upon any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights with respect thereto contrary to the provisions of this Agreement, or upon the placement or levy of any attachment or similar process on the Option or any of the Optionee’s rights hereunder, the Option and all such rights shall expire and become null and void, unless the Committee, in its discretion, determines otherwise.

(b)                                 Permitted Transfers.  Notwithstanding anything to the contrary in Section 4(a) above, a Optionee may, with the consent of the Company, which shall not be unreasonably withheld, Transfer by gift all or any portion of an Option to a trust or trusts (or other entity approved by the Committee in its discretion) for the exclusive benefit of one or more members of such Optionee’s Immediate Family, provided that the Option shall continue to be subject to all of the terms and conditions of this Agreement and the Plan as if no such Transfer had occurred and the Optionee and the transferee shall execute and deliver to the Company such instruments or agreements as the Company may reasonably require to confirm the foregoing.  As used herein, “Immediate Family” means, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, brother, sister, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships (or other family relationships specifically approved by the Committee).

5.                                       No Special Rights.  The Optionee shall have no rights as a shareholder with respect to any Option Shares unless and until a certificate representing such Option Shares is duly issued and delivered to the Optionee and the Optionee joins in and becomes a party to the Stockholders Agreement.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.  Nothing herein or in the Plan shall be deemed to confer on the Optionee any right to continue in service with MedQucst (whether as a director, independent contractor, employee or otherwise) or limit in any way the right of MedQuest to terminate such service at any time.

6.                                       Adjustment Transactions.  The Option and all rights and obligations under this Agreement are subject to Section 10 of the Plan, the terms of which are incorporated herein by this reference.

7.                                       Withholding Taxes.  The Company’s obligation to deliver Shares upon the exercise of the Option is subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements, if any.  Whenever Shares are to be issued pursuant to the Option, the Company may require the Optionee to remit to the Company an amount in cash sufficient to satisfy any applicable federal, state and local income and employment tax withholding requirements as a condition to the issuance of such Shares.

8.                                       Investment Representations; Legend.

(a)                                  Representations.  The Optionee represents, warrants, covenants and agrees that:

(i)                                     The Option has been, and any Exercise Shares will be, acquired for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution thereof.  The Optionee agrees that the Optionee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Option or any Exercise Shares (or solicit offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Option or any Exercise Shares), except in compliance with the Securities Act of 1933 (the “Securities Act”) and any applicable riles and regulations thereunder, and in compliance with applicable state securities laws.

(ii)                                  The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

(iii)                               The Optionee is able to bear the economic risk of holding Shares acquired pursuant to the exercise of the Option for an indefinite period.

(iv)                              The Optionee understands that (A) the Exercise Shares acquired will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least one year after issuance of the Exercise Shares, and even then will not be available unless a public market then exists for the Shares, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any Exercise Shares under the Securities Act.

(v)                                 In respect of any Option Shares purchased upon exercise of all or any part of the Option, the Optionee shall be entitled to the rights and subject to the obligations created under the Stockholders Agreement to the extent set forth therein.

By making payment of the Exercise Price, the Optionee shall be deemed to have remade and reaffirmed, as of the Exercise Date, all of the representations, warranties, covenants and agreements made in this Section. 8.

(b)                                 Legend on Stock Certificates.  All stock certificates representing Exercise Shares shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

The shares represented by this certificate are subject to the provisions of a subscription agreement, dated as of                   and neither this certificate nor the shares represented by it are assignable or otherwise transferable except in accordance with the provisions of such subscription agreement, as the same may be amended from time to time, a copy of the current form of which is on file with the Secretary of the Company.  The shares represented by this certificate are subject to the provisions of a certain Optionee Non-Competition Agreement, a copy of which is on file with the Secretary of the Company. The shares represented by this certificate are entitled to certain of the benefits and are bound by certain of the obligations set forth in an Employee Stockholders Agreement among the Company and certain of its shareholders, as the same may be amended from time to time, a copy of the current form of which is on file with the Secretary of the Company.

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.

9.                                       Miscellaneous.

(a)                                  Except as provided herein, this Option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b)                                 Any notices or other communications required or permitted under this Option Agreement (“Notices”) shall be in writing and shall be either personally delivered, sent by express or first class mail (postage prepaid), return receipt requested, or sent by nationally recognized overnight courier service (overnight delivery, charges prepaid), addressed as follows:

If to the Company:                                             MQ Associates, Inc.

4300 North Point Parkway

Alpharetta, Georgia 30022

Attention:

If to the Optionee:                                               To the Optionee’s address as set forth in MedQuest’s payroll records.

Either party may change its address for Notices by written Notice to the other given in accordance with this Section 9(b).  Notices shall be deemed given when delivered personally, three days after deposit in the U.S. mail, or two business days after deposit with a nationally recognized overnight courier service, as applicable.

(c)                                  The Option and the rights and obligations of the Company and the Optionee hereunder are subject to the terms and conditions of the Plan.  In the event of any conflict between the terms of the Plan and the terms of this Option Agreement, the terms of the

Plan shall govern.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Plan.

(d)                                 The provisions of Section 4(b) of the Plan are specifically incorporated herein.  Any Committee interpretation of the provisions of the Plan or this Option Agreement shall be final and binding on all parties.

(e)                                  This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(f)                                    The Optionee shall keep the terms of this Option Agreement strictly confidential, other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law.

MQ ASSOCIATES, INC.

By:

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option, acknowledges receipt of a copy of the Company’s 2003 Stock Option Plan and agrees to the terms and conditions of both.

Optionee

Printed Name

Signature

Address: